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                                                          Exhibit 99.B(h)(9)(iv)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                           ING FINANCIAL ADVISERS, LLC

                                       AND

                        RELIASTAR LIFE INSURANCE COMPANY


     This Amendment is dated as of 1st day of November, 2004 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity Company (the "Adviser"), ING Financial Advisers, LLC (the "Distributor") and ReliaStar Life Insurance Company (the "Company") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on December 16, 2001 (the "Agreement") and subsequently amended the Agreement on March 26, 2002, October 1, 2002 and May 1, 2003;

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule B with the Schedule B attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


ING PARTNERS, INC.                        ING LIFE INSURANCE AND ANNUITY COMPANY


By:    /s/ James M. Hennessy              By:  /s/ Laurie M. Tillinghast
       ----------------------------            ----------------------------
       James M. Hennessy                       Laurie M. Tillinghast
       President                               Vice President


ING FINANCIAL ADVISERS, LLC               RELIASTAR LIFE INSURANCE COMPANY


By:     /s/ Terran R. Titus               By:  /s/ Laurie M. Tillinghast
       --------------------------              ----------------------------
Name:   Terran R. Titus                        Laurie M. Tillinghast
       --------------------------              President
Title:  VP, Advisory Services
       --------------------------

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                                   SCHEDULE B

                               ING PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

ING Aeltus Enhanced Index Portfolio - Initial, Adviser and Service Class
ING Alger Growth Portfolio - Initial, Adviser and Service Class
ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class ING American Century Small Cap Value Portfolio - Initial, Adviser and
 Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity(R) VIP Contrafund(R) Portfolio** - Initial, Adviser and
 Service Class
ING Fidelity(R) VIP Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity(R) VIP Value Strategies Portfolio - Initial, Adviser and
 Service Class
ING Fidelity(R) VIP Equity-Income Portfolio - Initial, Adviser and Service Class ING Fidelity(R) VIP Mid Cap Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs(R) Capital Growth Portfolio* - Initial, Adviser and
 Service Class
ING Goldman Sachs(R) Core Equity Portfolio* - Initial, Adviser and Service Class ING JPMorgan Fleming International Portfolio - Initial, Adviser and
 Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and
 Service Class
ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and
 Service Class
ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and
 Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class ING UBS U.S. Allocation Portfolio - Initial, Adviser and Service Class
ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class


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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.
** Fidelity(R) and Contrafund(R) are registered trademarks of FMR Corp.

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